Exhibit 99
FOR RELEASE - Jan. 28, 2026

Corning Announces Outstanding 2025 Financial Results (1) – Upgrades Springboard Plan for Faster Sales Growth on Significantly Enhanced Financial Profile

CORNING, N.Y. — Corning Incorporated (NYSE: GLW) today announced its fourth-quarter and full-year 2025 results and provided its outlook for first-quarter 2026.

News Summary:

Company delivers record results for Q4 and full-year 2025 and expects continued growth in Q1:
•Q4 core sales and core EPS grew 14% to $4.41 billion and 26% to $0.72, YoY, respectively.
•Full-year 2025 core sales grew 13% to $16.41 billion, and core EPS grew 29% to $2.52.
•In Q1, management expects YoY growth to accelerate, with core sales up ~15% to a range of $4.2 billion to $4.3 billion, and core EPS growing to a range of $0.66 to $0.70.

Since Springboard launch, Corning transformed its financial profile. From Q4-2023 to Q4-2025:
•The company expanded core operating margin 390 bps to 20.2% and core ROIC 540 bps to 14.2%.
•Adjusted free cash flow nearly doubled to $1.72 billion for full-year 2025 versus full-year 2023.

Management upgrades Springboard Plan. From the Q4-2023 starting point:
•Internal plan now adds $11 billion in incremental annualized sales by the end of 2028, up from original $8-billion plan.
•Internal plan now adds $6.5 billion in incremental annualized sales by the end of 2026, up from previous $6-billion plan.
•High-confidence plan now adds $5.75 billion in incremental annualized sales by the end of 2026, up from previous $4-billion plan.

(1)Fourth-quarter GAAP results: Sales were $4.22 billion, gross margin was 35.5%, operating margin was 15.9%, EPS was $0.62, and operating cash flow was $1.05 billion. Full-year GAAP results: Sales were $15.63 billion, gross margin was 36.0%, operating margin was 14.6%, EPS was $1.83, and operating cash flow was $2.70 billion.

Corning Reports Fourth-Quarter and Full-Year 2025 Financial Results

Wendell P. Weeks, chairman, chief executive officer, and president, said, “Since the launch of Springboard two years ago, we have transformed Corning’s financial profile: From Q4-2023 to Q4-2025, we expanded core operating margin by 390 basis points to 20.2%, and expanded core ROIC 540 basis points to 14.2%, while nearly doubling adjusted free cash flow to $1.72 billion for full-year 2025. We now have a highly profitable launch point for future growth.”

Weeks continued, “Excitingly, we have even stronger long-term growth ahead. Today, we are upgrading our original Springboard plan to now add $11 billion in incremental annualized sales by the end of 2028, up from our original $8-billion plan.”

Ed Schlesinger, executive vice president and chief financial officer, said, “In 2025, we delivered double-digit core sales growth, with core EPS growing twice as fast as sales and adjusted free cash flow growing three times as fast. We expanded core operating margin and core ROIC 180 and 120 basis points, respectively. We significantly enhanced our financial profile and positioned the company to generate even more profit and cash going forward on our upgraded Springboard growth plan.”

Schlesinger continued, “We enter 2026 with exciting momentum. In Q1, we expect year-over-year growth to accelerate, with core sales up approximately 15% to a range of $4.2 billion to $4.3 billion, and core EPS growing to a range of $0.66 to $0.70. We are also upgrading Springboard. Our internal and high-confidence plans now add $6.5 billion and $5.75 billion in incremental annualized sales by the end of 2026, respectively, up from our previous $6 billion and $4 billion.”

Fourth-Quarter 2025 Financial Highlights:
•GAAP sales were $4.22 billion. Core sales were $4.41 billion, up 14% year over year.
•GAAP EPS was $0.62. Core EPS was $0.72, up 26% year over year. Differences between GAAP and core EPS include non-cash, mark-to-market adjustments associated with the company’s translated earnings contracts and foreign-denominated debt as well as constant currency adjustments.
•GAAP gross margin was 35.5%. Core gross margin was 38.1%.
•GAAP operating margin was 15.9%. Core operating margin was 20.2%.
•GAAP operating cash flow was $1.05 billion, and adjusted free cash flow was $732 million.
Full-Year 2025 Financial Highlights:
•GAAP sales were $15.63 billion. Core sales were $16.41 billion, up 13% year over year.
•GAAP EPS was $1.83. Core EPS was $2.52, up 29% year over year. Differences between GAAP and core EPS include non-cash, mark-to-market adjustments associated with the company’s translated earnings contracts and foreign-denominated debt as well as constant currency adjustments.
•GAAP gross margin was 36.0%. Core gross margin was 38.4%.
•GAAP operating margin was 14.6%. Core operating margin was 19.3%.
•GAAP operating cash flow was $2.70 billion, and adjusted free cash flow was $1.72 billion.
Corning and Meta Announce Multiyear, Up to $6-Billion Agreement:
•This long-term partnership with Meta reflects Corning’s commitment to develop, innovate, and manufacture the critical technologies that power next-generation data centers in the United States.

Corning Reports Fourth-Quarter and Full-Year 2025 Financial Results

Fourth-Quarter and Full-Year 2025 Results and Comparisons
(In millions, except per-share amounts)

Results (GAAP)
	Q4 2025	Q3 2025	Q4 2024	Q/Q	Y/Y	FY 2025	FY 2024	Y/Y
Net Sales	$4,215	$4,100	$3,501	3%	20%	$15,629	$13,118	19%
Net Income(1)	$540	$430	$310	26%	74%	$1,596	$506	215%
Diluted EPS	$0.62	$0.50	$0.36	24%	72%	$1.83	$0.58	216%
(1)Represents GAAP net income attributable to Corning Incorporated.

Core Results (Non-GAAP)(1)
	Q4 2025	Q3 2025	Q4 2024	Q/Q	Y/Y	FY 2025	FY 2024	Y/Y
Core Sales	$4,412	$4,272	$3,874	3%	14%	$16,408	$14,469	13%
Core Net Income	$624	$585	$497	7%	26%	$2,199	$1,699	29%
Core EPS	$0.72	$0.67	$0.57	7%	26%	$2.52	$1.96	29%
(1)Core performance measures are non-GAAP financial measures. The reconciliation between GAAP and non-GAAP measures is provided in the tables following this news release as well as on the company’s website.

Corning Reports Fourth-Quarter and Full-Year 2025 Financial Results

Fourth-Quarter and Full-Year 2025 Segment Results
(In millions)
The fourth-quarter and full-year 2025 results below are prepared on a basis consistent with Corning’s segment reporting as presented in the company’s consolidated financial statements.
As of Jan. 1, 2025, the company moved its Automotive Glass Solutions business along with its Environmental Technologies business into a new Automotive segment. The comparative segment information has been recast to conform to the changes in Corning's segment reporting.

Optical Communications
	Q4 2025	Q3 2025	Q4 2024	Q/Q	Y/Y	FY 2025	FY 2024	Y/Y
Net Sales	$1,701	$1,652	$1,368	3%	24%	$6,274	$4,657	35%
Net Income	$305	$295	$194	3%	57%	$1,048	$612	71%

Display
	Q4 2025	Q3 2025	Q4 2024	Q/Q	Y/Y	FY 2025	FY 2024	Y/Y
Net Sales	$955	$939	$971	2%	(2%)	$3,697	$3,872	(5%)
Net Income	$257	$250	$262	3%	(2%)	$993	$1,006	(1%)

Specialty Materials
	Q4 2025	Q3 2025	Q4 2024	Q/Q	Y/Y	FY 2025	FY 2024	Y/Y
Net Sales	$544	$621	$515	(12%)	6%	$2,211	$2,018	10%
Net Income	$99	$113	$81	(12%)	22%	$367	$260	41%

Automotive
	Q4 2025	Q3 2025	Q4 2024	Q/Q	Y/Y	FY 2025	FY 2024	Y/Y
Net Sales	$440	$454	$446	(3%)	(1%)	$1,794	$1,846	(3%)
Net Income	$63	$68	$61	(7%)	3%	$278	$261	7%

Life Sciences
	Q4 2025	Q3 2025	Q4 2024	Q/Q	Y/Y	FY 2025	FY 2024	Y/Y
Net Sales	$246	$242	$250	2%	(2%)	$972	$979	(1%)
Net Income	$14	$16	$18	(13%)	(22%)	$61	$63	(3%)

Hemlock and Emerging Growth Businesses
	Q4 2025	Q3 2025	Q4 2024	Q/Q	Y/Y	FY 2025	FY 2024	Y/Y
Net Sales	$526	$364	$324	45%	62%	$1,460	$1,097	33%
Net Income (Loss)	$1	($1)	$10	*	(90%)	($26)	$42	*
*Not meaningful

Corning Reports Fourth-Quarter and Full-Year 2025 Financial Results

Upcoming Investor Events
Corning will attend the Susquehanna Fifteenth Annual Technology Conference on Feb. 27 and the Morgan Stanley Technology, Media & Telecom Conference on March 3. Additionally, Corning will be scheduling management visits to investor offices in select cities. Visit the company’s Investor Relations website for up-to-date information.
Fourth-Quarter Conference Call Information
The company will host its fourth-quarter conference call on Wednesday, Jan. 28, at 8:30 a.m. EST. To participate, individuals may preregister here prior to the start of the call. Once the required fields are completed, click “Register.” A telephone number and PIN will be auto generated and will pop up on screen. Participants will have the choice to “Dial In” or have the system “Call Me.” A confirmation email will also be sent with specific dial-in information. To listen to a live audio webcast of the call, go to the company’s Investor Relations events page and follow the instructions.
Presentation of Information in this News Release
This news release includes non-GAAP financial measures. Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP. Corning’s non-GAAP financial measures exclude the impact of items that are driven by general economic conditions and events that do not reflect the underlying fundamentals and trends in the company’s operations. The company believes presenting non-GAAP financial measures assists in analyzing financial performance without the impact of items that may obscure trends in the company’s underlying performance. Definitions of these non-GAAP financial measures and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found on the company’s website by going to the Investor Relations page and clicking “Quarterly Results” under the “Financials and Filings” tab. These reconciliations also accompany this news release.
With respect to the outlook for future periods, it is not possible to provide reconciliations for these non-GAAP measures because management does not forecast the movement of foreign currencies against the U.S. dollar, or other items that do not reflect ongoing operations, nor does it forecast items that have not yet occurred or are out of management’s control. As a result, management is unable to provide outlook information on a GAAP basis.
Caution Concerning Forward-Looking Statements
The statements contained in this release and related comments by management that are not historical facts or information and contain words such as “will,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “seek,” “see,” “would,” “target,” “estimate,” “forecast” or similar expressions are forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments. Such statements relate to future events that by their nature address matters that are, to different degrees, uncertain. These forward-looking statements relate to, among other things, the Company’s Springboard plan, the company’s future operating performance, the company’s share of new and existing markets, the company’s revenue and earnings growth rates, the company’s ability to innovate and commercialize new products, the company’s expected capital expenditure and the company’s implementation of cost-reduction initiatives and measures to improve pricing, including the optimization of the company’s manufacturing capacity.
Although the company believes that these forward-looking statements are based upon reasonable assumptions regarding, among other things, current estimates and forecasts, general economic conditions, its knowledge of its business and key performance indicators that impact the company, there can be no assurance that these forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. The company undertakes no obligation to update forward-looking

Corning Reports Fourth-Quarter and Full-Year 2025 Financial Results

statements if circumstances or management’s estimates or opinions should change except as required by applicable securities laws.
Some of the risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements include, but are not limited to: global economic trends, competition and geopolitical risks, or an escalation of sanctions, tariffs or other trade tensions between the U.S. and other countries, and related impacts on our businesses’ global supply chains and strategies; changes in macroeconomic and market conditions and market volatility, including developments and volatility arising from health crisis events, inflation, interest rates, the value of securities and other financial assets, precious metals, oil, natural gas, raw materials and other commodity prices and exchange rates (particularly between the U.S. dollar and the Japanese yen, South Korean won, Chinese yuan, New Taiwan dollar, Mexican peso and euro), decreases or sudden increases of consumer demand, and the impact of such changes and volatility on our financial position and businesses; the availability of or adverse changes relating to government grants, tax credits or other government incentives; the duration and severity of health crisis events, such as an epidemic or pandemic, and its impact across our businesses on demand, personnel, operations, our global supply chains and stock price; possible disruption in commercial activities or our supply chain due to terrorist activity, cyber-attack, armed conflict, political or financial instability, natural disasters, international trade disputes or major health concerns; loss of intellectual property due to theft, cyber-attack, or disruption to our information technology infrastructure; ability to enforce patents and protect intellectual property and trade secrets; disruption to Corning’s, our suppliers’ and manufacturers’ supply chain, equipment, facilities, IT systems or operations; product demand and industry capacity; competitive products and pricing; availability and costs of critical components, materials, equipment, natural resources and utilities; new product development and commercialization; order activity and demand from major customers; the amount and timing of our cash flows and earnings and other conditions, which may affect our ability to pay our quarterly dividend at the planned level or to repurchase shares at planned levels; the amount and timing of any future dividends; the effects of acquisitions, dispositions and other similar transactions; the effect of regulatory and legal developments; ability to pace capital spending to anticipated levels of customer demand; our ability to increase margins through implementation of operational changes, pricing actions and cost reduction measures; rate of technology change; adverse litigation; product and component performance issues; retention of key personnel; customer ability to maintain profitable operations and obtain financing to fund ongoing operations and manufacturing expansions and pay receivables when due; loss of significant customers; changes in tax laws, regulations and international tax standards; the impacts of audits by taxing authorities; the potential impact of legislation, government regulations, and other government action and investigations; and other risks detailed in Corning’s SEC filings.
For a complete listing of risks and other factors, please reference the risk factors and forward-looking statements described in our annual reports on Form 10-K and quarterly reports on Form 10-Q.
Web Disclosure
In accordance with guidance provided by the SEC regarding the use of company websites and social media channels to disclose material information, Corning Incorporated (“Corning”) wishes to notify investors, media, and other interested parties that it uses its website (https://www.corning.com/worldwide/en/about-us/news-events.html) to publish important information about the company, including information that may be deemed material to investors, or supplemental to information contained in this or other press releases. The list of websites and social media channels that the company uses may be updated on Corning’s media and website from time to time. Corning encourages investors, media, and other interested parties to review the information Corning may publish through its website and social media channels as described above, in addition to the company’s SEC filings, press releases, conference calls, and webcasts.

Corning Reports Fourth-Quarter and Full-Year 2025 Financial Results

About Corning Incorporated
Corning (www.corning.com) is one of the world’s leading innovators in materials science, with a 175-year track record of life-changing inventions. Corning applies its unparalleled expertise in glass science, ceramic science, and optical physics, along with its deep manufacturing and engineering capabilities to develop category-defining products that transform industries and enhance people’s lives. Corning succeeds through sustained investment in RD&E, a unique combination of material and process innovation, and deep, trust-based relationships with customers who are global leaders in their industries. Corning’s capabilities are versatile and synergistic, which allows the company to evolve to meet changing market needs, while also helping its customers capture new opportunities in dynamic industries. Today, Corning’s markets include optical communications, mobile consumer electronics, display, automotive, solar, semiconductors, and life sciences.

Media Relations Contact:
Gabrielle Bailey
(607) 684-4557
baileygr@corning.com
Investor Relations Contact:
Ann H.S. Nicholson
(607) 974-6716
nicholsoas@corning.com

Consolidated Statements of Income	Corning Incorporated and Subsidiary Companies
(Unaudited; in millions, except per share amounts)

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
Net sales	$4,215	$3,501	$15,629	$13,118
Cost of sales	2,720	2,304	10,008	8,842

Gross margin	1,495	1,197	5,621	4,276

Operating expenses:
Selling, general and administrative expenses	512	499	2,122	1,931
Research, development and engineering expenses	284	275	1,110	1,089
Amortization of purchased intangibles	27	30	110	121

Operating income	672	393	2,279	1,135

Interest income	11	13	38	47
Interest expense	(93)	(79)	(336)	(329)
Translated earnings contract gain, net	87	174	150	83
Other income (expense), net	1	(64)	(79)	(123)

Income before income taxes	678	437	2,052	813
Provision for income taxes	(91)	(97)	(310)	(221)

Net income	587	340	1,742	592

Net income attributable to non-controlling interest	(47)	(30)	(146)	(86)

Net income attributable to Corning Incorporated	$540	$310	$1,596	$506

Earnings per common share available to common shareholders:
Basic	$0.63	$0.36	$1.87	$0.59
Diluted	$0.62	$0.36	$1.83	$0.58

Consolidated Balance Sheets	Corning Incorporated and Subsidiary Companies
(Unaudited; in millions, except share and per share amounts)

	December 31,
	2025	2024
Assets

Current assets:
Cash and cash equivalents	$1,526	$1,768
Trade accounts receivable, net of doubtful accounts	2,779	2,053
Inventories	3,077	2,724
Other current assets	1,554	1,447
Total current assets	8,936	7,992

Property, plant and equipment, net of accumulated depreciation	14,825	13,359
Goodwill	2,489	2,363
Other intangible assets, net	657	752
Deferred income taxes	1,515	1,130
Other assets	2,554	2,139

Total Assets	$30,976	$27,735

Liabilities and Equity

Current liabilities:
Current portion of long-term debt and short-term borrowings	$804	$326
Accounts payable	1,934	1,472
Other accrued liabilities	2,890	3,121
Total current liabilities	5,628	4,919

Long-term debt	7,630	6,885
Postretirement benefits other than pensions	314	336
Other liabilities	5,097	4,525
Total liabilities	18,669	16,665

Commitments and contingencies
Shareholders’ equity:
Common stock – Par value $0.50 per share; Shares authorized 3.8 billion; Shares issued: 1.8 billion and 1.8 billion	924	921
Additional paid-in capital – common stock	17,580	17,264
Retained earnings	16,551	15,926
Treasury stock, at cost; Shares held: 992 million and 987 million	(21,143)	(20,882)
Accumulated other comprehensive loss	(2,105)	(2,543)
Total Corning Incorporated shareholders’ equity	11,807	10,686
Non-controlling interest	500	384
Total equity	12,307	11,070

Total Liabilities and Equity	$30,976	$27,735

Consolidated Statements of Cash Flows	Corning Incorporated and Subsidiary Companies
(Unaudited; in millions)

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
Cash Flows from Operating Activities:
Net income	$587	$340	$1,742	$592
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	324	305	1,237	1,229
Amortization of purchased intangibles	27	30	110	121
Loss on disposal of assets, net	7	8	27	143
Share-based compensation expense	70	71	286	273
Translation (gain) loss on foreign denominated debt, net	(14)	(76)	52	(104)
Deferred tax (benefit) provision	(206)	18	(355)	(33)
Translated earnings contract gain, net	(87)	(174)	(150)	(83)
Pension contributions	(68)	(4)	(68)	(9)
Release of cumulative translation losses		83		145
Changes in assets and liabilities:
Trade accounts receivable	(320)	(224)	(749)	(717)
Inventories	23	(37)	(243)	(171)
Other current assets	8	31	(248)	(107)
Accounts payable and other current liabilities	180	204	571	470
Customer deposits and government incentives	317	(54)	268	(6)
Deferred income	50	(50)	(58)	(27)
Other, net	154	152	273	223
Net cash provided by operating activities	1,052	623	2,695	1,939

Cash Flows from Investing Activities:
Capital expenditures	(432)	(254)	(1,282)	(965)
Investments in unconsolidated entities	(121)		(134)	(7)
Proceeds from sale of assets	1	25	11	80
Realized gains on translated earnings contracts and other	112	40	304	279
Premiums paid on hedging contracts	(39)	(5)	(122)	(98)
Other, net	1	(13)	(20)	(33)
Net cash used in investing activities	(478)	(207)	(1,243)	(744)

Cash Flows from Financing Activities:
Repayments of debt	(16)	(13)	(298)	(267)
Proceeds from issuance of debt	9		294	153
Repayment of acquisition related debt	(42)		(75)
Proceeds from cross currency swap		66	24	134
Principal payments on finance leases	(322)	(7)	(346)	(30)
Payments of employee withholding tax on stock awards	(11)	(5)	(98)	(81)
Proceeds from exercise of stock options	10	19	41	76
Purchases of common stock for treasury	(5)	(30)	(163)	(165)
Dividends paid	(255)	(249)	(999)	(986)
Other, net	(20)	(1)	(52)	2
Net cash used in financing activities	(652)	(220)	(1,672)	(1,164)
Effect of exchange rates on cash	(4)	(41)	18	(42)
Net (decrease) increase in cash and cash equivalents and restricted cash	(82)	155	(202)	(11)
Cash and cash equivalents and restricted cash at beginning of period	1,648	1,613	1,768	1,779
Cash and cash equivalents and restricted cash at end of period	$1,566	$1,768	$1,566	$1,768
Restricted cash included in other current assets	40		40
Cash and cash equivalents at end of period	$1,526	$1,768	$1,526	$1,768

Corning Incorporated and Subsidiary Companies
GAAP Earnings per Common Share
(Unaudited; in millions, except per share amounts)
The following table sets forth the computation of basic and diluted earnings per common share:

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
Net income attributable to Corning Incorporated	$540	$310	$1,596	$506

Weighted-average common shares outstanding - basic	856	855	855	853
Effect of dilutive securities:
Stock options and other awards	12	11	16	16
Weighted-average common shares outstanding - diluted	868	866	871	869
Basic earnings per common share	$0.63	$0.36	$1.87	$0.59
Diluted earnings per common share	$0.62	$0.36	$1.83	$0.58
Core Earnings per Share
(Unaudited; in millions, except per share amounts)
The following table sets forth the computation of core earnings per share:

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
Core net income	$624	$497	$2,199	$1,699

Weighted-average common shares outstanding - basic	856	855	855	853
Effect of dilutive securities:
Stock options and other awards	12	11	16	16
Weighted-average common shares outstanding - diluted	868	866	871	869
Core earnings per share	$0.72	$0.57	$2.52	$1.96

CORE PERFORMANCE MEASURES
In managing the Company and assessing our financial performance, we adjust certain measures included in our consolidated financial statements to exclude specific items to arrive at measures that are not calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and exclude specific items that are non-recurring, related to foreign exchange volatility, or unrelated to continuing operations. These measures are our core performance measures.

Management uses core performance measures, along with GAAP financial measures, to make financial and operational decisions and certain of these measures also form the basis of our compensation program metrics. Management believes that our core performance measures are indicative of our core operating performance and provide investors with greater visibility into how management evaluates our results and trends and makes business decisions. These measures are not, and should not be viewed as a substitute for, GAAP reporting measures.

Items that are excluded from certain core performance calculations include: the impact of translating foreign denominated debt, the impact of the translated earnings contracts, acquisition-related costs, certain discrete tax items and other tax-related adjustments, restructuring, impairment and other charges and credits, certain litigation, regulatory and other legal matters, pension mark-to-market adjustments and other items which do not reflect the ongoing operating results of the Company.

In addition, because a significant portion of our revenues and expenses are denominated in currencies other than the U.S. dollar, management believes it is important to understand the impact on sales and net income of translating these currencies into U.S. dollars. Therefore, management utilizes constant-currency reporting for the Optical Communications, Display, Specialty Materials, Automotive and Life Sciences segments to exclude the impact from the Japanese yen, South Korean won, Chinese yuan, New Taiwan dollar, Mexican peso and euro, as applicable to the segment. The most significant constant-currency adjustment relates to the Japanese yen exposure within the Display segment. The constant-currency rates established for our core performance measures are long-term management-determined rates, which are closely aligned with our hedging instrument rates. These hedging instruments may include, but are not limited to, foreign exchange forward or option contracts and foreign-denominated debt. For details of the rates used, refer to the footnotes to the “Reconciliation of Non-GAAP Measures” section. We believe that the use of constant-currency reporting allows management to understand our results without the volatility of currency fluctuations, analyze underlying trends in the businesses and establish operational goals and forecasts.
For a reconciliation of non-GAAP performance measures to their most directly comparable GAAP financial measure, refer to “Reconciliation of Non-GAAP Measures.” With respect to the outlook for future periods, it is not possible to provide reconciliations for these non-GAAP measures because management does not forecast the movement of foreign currencies against the U.S. dollar, or other items that do not reflect ongoing operations, nor does it forecast items that have not yet occurred or are out of management’s control. As a result, management is unable to provide outlook information on a GAAP basis.

Reconciliation of Non-GAAP Measures	Corning Incorporated and Subsidiary Companies
(Unaudited; in millions, except per share amounts)

	Three months ended December 31, 2025
	Net sales	Income before income taxes	Net income attributable to Corning Incorporated	Effective tax rate (a)(b)	Per Share
As reported – GAAP	$4,215	$678	$540	13.4%	$0.62
Constant-currency adjustment (1)	197	169	122		0.14
Translation gain on foreign denominated debt, net (2)		(14)	(10)		(0.01)
Translated earnings contract gain, net (3)		(87)	(66)		(0.08)
Acquisition-related costs (4)		15	10		0.01
Discrete tax items and other tax-related adjustments (5)			(22)		(0.03)
Restructuring, impairment and other charges and credits (6)		39	34		0.04
Litigation, regulatory and other legal matters (7)		6	4		0.00
Pension mark-to-market adjustment (8)		6	5		0.01
Loss on investments (9)		7	7		0.01
Core performance measures	$4,412	$819	$624	18.1%	$0.72
(a)Based upon statutory tax rates in the specific jurisdiction for each event.
(b)The calculation of the effective tax rate (“ETR”) for GAAP and Core excludes net income attributable to non-controlling interest (“NCI”) of approximately $47 million and $48 million, respectively.

	Three months ended December 31, 2024
	Net sales	Income before income taxes	Net income attributable to Corning Incorporated	Effective tax rate (a)(b)	Per Share
As reported - GAAP	$3,501	$437	$310	22.2%	$0.36
Constant-currency adjustment (1)	331	238	169		0.20
Translation gain on foreign denominated debt, net (2)		(76)	(59)		(0.07)
Translated earnings contract gain, net (3)		(174)	(134)		(0.15)
Acquisition-related costs (4)		32	23		0.03
Discrete tax items and other tax-related adjustments (5)			16		0.02
Restructuring, impairment and other charges and credits (6)	42	144	126		0.15
Litigation, regulatory and other legal matters (7)		1	1		0.00
Pension mark-to-market adjustment (8)		9	6		0.01
Loss on investments (9)		4	4		0.00
Loss on sale of assets (10)		14	11		0.01
Loss on sale of business (11)		31	24		0.03
Core performance measures	$3,874	$660	$497	20.1%	$0.57
(a)Based upon statutory tax rates in the specific jurisdiction for each event.
(b)The calculation of the ETR for GAAP and Core excludes net income attributable to NCI of approximately $30 million and $31 million, respectively.
Refer to “Items Adjusted from GAAP Measures” for the descriptions of the footnoted reconciling items.

Reconciliation of Non-GAAP Measures	Corning Incorporated and Subsidiary Companies
(Unaudited; in millions, except per share amounts)

	Year ended December 31, 2025
	Net sales	Income before income taxes	Net income attributable to Corning Incorporated	Effective tax rate (a)(b)	Per Share
As reported – GAAP	$15,629	$2,052	$1,596	15.1%	$1.83
Constant-currency adjustment (1)	779	665	526		0.60
Translation loss on foreign denominated debt, net (2)		52	40		0.05
Translated earnings contract gain, net (3)		(150)	(114)		(0.13)
Acquisition-related costs (4)		104	75		0.09
Discrete tax items and other tax-related adjustments (5)			(78)		(0.09)
Restructuring, impairment and other charges and credits (6)		49	42		0.05
Litigation, regulatory and other legal matters (7)		63	59		0.07
Pension mark-to-market adjustment (8)		33	26		0.03
Loss on investments (9)		7	7		0.01
Loss on sale of assets (10)		5	4		0.00
Loss on sale of business (11)		11	7		0.01
Equity in losses of affiliated companies (12)		12	9		0.01
Core performance measures	$16,408	$2,903	$2,199	19.1%	$2.52
(a)Based upon statutory tax rates in the specific jurisdiction for each event.
(b)The calculation of the effective tax rate (“ETR”) for GAAP and Core excludes net income attributable to non-controlling interest (“NCI”) of approximately $146 million and $150 million, respectively.

	Year ended December 31, 2024
	Net sales	Income before income taxes	Net income attributable to Corning Incorporated	Effective tax rate (a)(b)	Per Share
As reported - GAAP	$13,118	$813	$506	27.2%	$0.58
Constant-currency adjustment (1)	1,309	989	773		0.89
Translation gain on foreign denominated debt, net (2)		(104)	(80)		(0.09)
Translated earnings contract gain, net (3)		(83)	(64)		(0.07)
Acquisition-related costs (4)		128	92		0.11
Discrete tax items and other tax-related adjustments (5)			21		0.02
Restructuring, impairment and other charges and credits (6)	42	407	374		0.43
Litigation, regulatory and other legal matters (7)		12	9		0.01
Pension mark-to-market adjustment (8)		3	2		0.00
Loss on investments (9)		23	22		0.03
Loss on sale of assets (10)		27	20		0.02
Loss on sale of business (11)		31	24		0.03
Core performance measures	$14,469	$2,246	$1,699	20.3%	$1.96
(a)Based upon statutory tax rates in the specific jurisdiction for each event.
(b)The calculation of the ETR for GAAP and Core excludes net income attributable to NCI of approximately $86 million and $92 million, respectively.
Refer to “Items Adjusted from GAAP Measures” for the descriptions of the footnoted reconciling items.

Reconciliation of Non-GAAP Measures	Corning Incorporated and Subsidiary Companies
(Unaudited; in millions)

	Three months ended December 31, 2025
	Gross margin	Gross margin %	Selling, general and administrative expenses	Research, development and engineering expenses	Operating income	Operating margin %
As reported - GAAP	$1,495	35.5%	$512	$284	$672	15.9%
Constant-currency adjustment (1)	168		3		165
Acquisition-related costs (4)			14		13
Restructuring, impairment and other charges and credits (6)	18		(12)		30
Litigation, regulatory and other legal matters (7)			(6)		6
Pension mark-to-market adjustment (8)	1		(4)		5
Core performance measures	$1,682	38.1%	$507	$284	$891	20.2%

	Three months ended December 31, 2024
	Gross margin	Gross margin %	Selling, general and administrative expenses	Research, development and engineering expenses	Operating income	Operating margin %
As reported - GAAP	$1,197	34.2%	$499	$275	$393	11.2%
Constant-currency adjustment (1)	240		4		236
Acquisition-related costs (4)					30
Restructuring, impairment and other charges and credits (6)	43		(2)		45
Litigation, regulatory and other legal matters (7)			(1)		1
Pension mark-to-market adjustment (8)			1	1	(2)
Loss on sale of assets (10)	14				14
Core performance measures	$1,494	38.6%	$501	$276	$717	18.5%
Refer to “Items Adjusted from GAAP Measures” for the descriptions of the footnoted reconciling items.

Reconciliation of Non-GAAP Measures	Corning Incorporated and Subsidiary Companies
(Unaudited; in millions)

	Year ended December 31, 2025
	Gross margin	Gross margin %	Selling, general and administrative expenses	Research, development and engineering expenses	Operating income	Operating margin %
As reported - GAAP	$5,621	36.0%	$2,122	$1,110	$2,279	14.6%
Constant-currency adjustment (1)	663		7	1	655
Acquisition-related costs (4)			15		95
Restructuring, impairment and other charges and credits (6)	3		(29)		32
Litigation, regulatory and other legal matters (7)			(63)		63
Pension mark-to-market adjustment (8)	1		(24)	(6)	31
Loss on sale of assets (10)	5				5
Core performance measures	$6,293	38.4%	$2,028	$1,105	$3,160	19.3%

	Year ended December 31, 2024
	Gross margin	Gross margin %	Selling, general and administrative expenses	Research, development and engineering expenses	Operating income	Operating margin %
As reported - GAAP	$4,276	32.6%	$1,931	$1,089	$1,135	8.7%
Constant-currency adjustment (1)	989		14	1	974
Acquisition-related costs (4)			1	(1)	121
Restructuring, impairment and other charges and credits (6)	211		(20)	(7)	238
Litigation, regulatory and other legal matters (7)	20		8		12
Pension mark-to-market adjustment (8)			(19)	(4)	23
Loss on sale of assets (10)	27				27
Core performance measures	$5,523	38.2%	$1,915	$1,078	$2,530	17.5%
Refer to “Items Adjusted from GAAP Measures” for the descriptions of the footnoted reconciling items.

Reconciliation of Non-GAAP Measures	Corning Incorporated and Subsidiary Companies
(Unaudited; in millions)

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
Cash flows from operating activities	$1,052	$623	$2,695	$1,939
Realized gains on translated earnings contracts and other	112	40	304	279
Adjusted cash flows from operating activities	$1,164	$663	$2,999	$2,218
Less: Capital expenditures	$432	$254	$1,282	$965
Adjusted free cash flow	$732	$409	$1,717	$1,253
Core return on invested capital (“core ROIC”) is a non-GAAP measure used by management and can be used by investors to review our investment and capital allocation decisions. We define core ROIC as the after-tax core operating income, inclusive of core equity earnings from affiliated companies, as a percentage of invested capital, calculated as total equity plus total long-term debt. Core ROIC for the three months ended December 31, 2025 and 2024 is calculated by annualizing the after-tax return for the respective period.

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
Core operating income (1)	$891	$717	$3,160	$2,530
Core equity earnings in affiliated companies (2)	$8	$11	$16	$40
Core operating income before interest and taxes	$899	$728	$3,176	$2,570
Less: Income tax (3)	$163	$146	$607	$522
Core operating income tax adjusted	$736	$582	$2,569	$2,048

Equity	$12,307	$11,070	$12,307	$11,070
Debt	$8,434	$7,211	$8,434	$7,211
Invested capital	$20,741	$18,281	$20,741	$18,281

Core ROIC	14.2%	12.7%	12.4%	11.2%
(1)Refer to the reconciliation of operating income as reported in our GAAP results to core operating income within the “Reconciliation of non-GAAP measures.”
(2)Equity earnings in affiliated companies as reflected within other income (expense), net in the consolidated statements of income was $4 million and $8 million for the three months ended December 31, 2025 and 2024 and a loss of $7 million and income of $26 million for the years ended December 31, 2025 and 2024, respectively. The difference between equity earnings in affiliated companies as reported in our GAAP results and as reflected as a non-GAAP core performance measure is an adjustment for constant currency reporting, as described within “Core Performance Measures.” For the year ended December 31, 2025, the difference also included an adjustment of $12 million for restructuring charges associated with an affiliated company as described within the “Reconciliation of non-GAAP measures.”
(3)Income tax amounts are calculated based on the core effective tax rate of 18.1% and 20.1% for the three months ended December 31, 2025 and 2024, respectively, and 19.1% and 20.3% for the years ended December 31, 2025 and 2024, respectively.

Items Adjusted from GAAP Measures
Items adjusted from GAAP measures to arrive at core performance measures are as follows:
(1)Constant-currency adjustment: As a significant portion of revenues and expenses are denominated in currencies other than the U.S. dollar, management believes it is important to understand the impact on sales and net income of translating these currencies into U.S. dollars. The Company utilizes constant-currency reporting for Optical Communications, Display, Specialty Materials, Automotive and Life Sciences segments for the Japanese yen, South Korean won, Chinese yuan, New Taiwan dollar, Mexican peso and euro, as applicable to the segment. We believe that the use of constant-currency reporting allows management to understand our results without the volatility of currency fluctuation, analyze underlying trends in the businesses and establish operational goals and forecasts. For the three and twelve months ended December 31, 2025 and 2024, the constant-currency adjustment primarily relates to our Japanese yen exposure due to the difference in the average spot rate compared to our core rate.
The constant-currency rates established for our core performance measures are long-term management-determined rates, which are closely aligned with our hedging instrument rates. These hedging instruments may include, but are not limited to, foreign exchange forward or option contracts and foreign-denominated debt. Effective January 1, 2025, management updated the constant-currency rates and the updated rates were applied prospectively beginning with reporting periods in 2025. Comparative results were not recast and are reported based on the 2024 rates.
Constant-currency rates used are as follows and are applied to all periods presented and to all foreign exchange exposures during the period, even though we may be less than 100% hedged:

Currency	Japanese yen	South Korean won	Chinese yuan	New Taiwan dollar	Mexican peso	Euro
2024 Rate	¥107	₩1,175	¥6.7	NT$31	MX$20	€0.81
2025 Rate	¥120	₩1,250	¥6.9	NT$31	MX$21	€0.88
(2)Translation of foreign denominated debt, net: Amount reflects the gain or loss on the translation of our yen-denominated and euro-denominated debt to U.S. dollars, net of gains or losses on related hedging instruments.
(3)Translated earnings contract, net: Amount reflects the impact of the realized and unrealized gains and losses from the Japanese yen, South Korean won, Chinese yuan, New Taiwan dollar, Mexican peso and euro-denominated foreign currency hedges related to translated earnings.
(4)Acquisition-related costs: Amount reflects intangible amortization, inventory valuation adjustments, contingent consideration adjustments and external acquisition-related deal costs, as well as other transaction related costs.
(5)Discrete tax items and other tax-related adjustments: Amount reflects certain discrete period tax items such as changes in tax law, the impact of tax audits, changes in tax reserves and changes in deferred tax asset valuation allowances, as well as other tax-related adjustments.
(6)Restructuring, impairment and other charges and credits: Amount reflects certain restructuring, impairment losses and other charges and credits, as well as other expenses, including severance, accelerated depreciation, asset write-offs and facility repairs resulting from power outages, and the recognition of cumulative foreign currency translation adjustments upon the substantial liquidation or disposition of a foreign entity, which are not related to ongoing operations. For the year ended December 31, 2024, amount includes $131 million of non-cash cumulative foreign currency translation losses required to be recognized upon the substantial liquidation or disposition of foreign entities, which was recorded in other income (expense), net on the consolidated statements of income. Amount also includes $49 million of non-cash charges in one of our Emerging Growth Businesses relating to a customer that recently entered into a multi-jurisdictional restructuring effort including insolvency filings in certain countries. These charges primarily relate to the full write-down of upfront payments made to the customer, which were determined to be nonrecoverable, and recorded as a charge to net sales on the consolidated statements of income. Other charges recorded during 2024 related to asset write-offs associated with the exit of certain facilities and product lines.
(7)Litigation, regulatory and other legal matters: Amount reflects developments in commercial litigation, intellectual property disputes, adjustments to our estimated liability for environmental-related items and other legal matters.
(8)Pension mark-to-market adjustment: Amount primarily reflects defined benefit pension mark-to-market gains and losses, which arise from changes in actuarial assumptions and the difference between actual and expected returns on plan assets and discount rates.
(9)Loss on investments: Amount reflects the loss recognized on investments due to mark-to-market adjustments for the change in fair value or the disposition of an investment.
(10)Loss on sale of assets: Amount represents the loss recognized for the sale of assets, recorded in cost of sales, on the consolidated statement of income.
(11)Loss on sale of business: Amount reflects the loss recognized for the sale of a business, recorded in other income (expense), net in the consolidated statements of income, and includes $14 million for the year ended December 31, 2024 of non-cash cumulative foreign currency translation losses related to the disposition of a foreign entity.
(12)Equity in losses of affiliated companies: Amount reflects costs not related to continuing operations of affiliated companies, such as restructuring, impairment losses, inventory adjustments, other charges and credits.